Exhibit 99.1

Gold and Gemstone Mining Signs letter of interest to purchasing San Jose Mining Project

Sinaloa, Mexico: Jun 24, 2014:

Culiacan, Sinaloa Mexico - Gold and Gemstone Mining Inc. (OTCQB: GGSM), a gold exploration and development stage mining company focused on Mexico, for start of exploration, exploitation and refining of Gold.

Ivan Mondragon, GGSM's VP and General Manager of Mexico Operations, today commented, "I'm delighted to announce that this mining potential can bring great opportunity to GGSM and its shareholders. Mexico still has great-unexplored land with a high concentration of gold in the ground. Mr Mondragon then goes on to state, "Before signing up with any land owners for the rights to explore for gold it is extremely important to have the right local partnership in place and this is where we see a future potential opportunity by working together. The favorable condition for the work of mining in Mexico is achieved by planning properly, responsibly and transparently, working with highly qualified. This is extremely exciting for us and our shareholders. The potential in this zone is very large, Sinaloa state, shares with the Mexican states of Chihuahua, Durango and Sonora the great mineral wealth of the Sierra Madre Occidental, with large reserves of gold, silver, copper, lead, zinc, iron and nickel, and other minerals, it's a privileged region. The metallic mineral production in the state of Sinaloa, has tripled in the last years and the trend is upward, silver production from the Sierra Madre Occidental has led Mexico to be the largest producer of silver in the world, the quality of its gold and seriousness of producers, has caught the attention of companies like Apple to integrate this mineral in their electronic equipment. Gov. Mario Lopez Valdez, In the framework of the World Mining Congress 2014 in Toronto, Ontario, Canada, qualified Sinaloa as a safe and attractive destination for mining investment. This opinion is based on increasing state mining and confidence that reflects the entry of domestic and foreign companies investing in the region, having around 1,500 mining titles that occupy 1.4 million hectares, which around of 1.3% are in exploitation, in where around of 80% are mining companies foreign in where around of 80% are mining companies foreign, principally Canadian, North Americans, Australians and British. My personal experience in the last years has led me to meet many mining prospects That I Know that will be great projects, and they will be considered for the long-term project."

About Gold and Gemstone Mining Inc. Gold and Gemstone Mining Inc. is an exploration stage company that will engage in the acquisition, exploration, and development of gold and other minerals properties in Mexico. Integral to GGSM's plan is the formation of strategic alliances and joint ventures with gold and diamond mining companies for the acquisition(s) of new mining concessions, equipment and human capital. The company's management intends to focus on strengthening GGSM's position as a player in the gold and diamond mining industry. GGSM is committed to providing maximum return for shareholders while working closely within the local communities with their mining operations, to ensure local economies are also benefiting and can flourish from GGSM's activities.

FORWARD-LOOKING STATEMENTS: "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements relating to the company's business activities and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations about the Company's business. Words such as expects, anticipates, intends, plans, believes, estimates and similar words and expressions are intended to identify such forward-looking statements. These statements involve risks that are difficult to evaluate. Actual results can vary from descriptions herein due to many factors including changes in metal prices and business conditions; changes in laws and regulations; problems encountered in exploration and obtaining permits; changes in the competitive environment; technological advances; shortages of skilled workers, drill rigs and equipment; the need for additional capital and other risks listed in the Company's Securities and Exchange Commission filings under "risk factors" and elsewhere. Forward-looking statements speak only as of the date they were made. The Company does not undertake any obligation to update forward-looking statements.

Contact Information:

www.ggsmining.com

Investor Relations

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NY Local 1 (646) 405-4805

ggsm@mscorpcommunications.com

Investor Inquiries:

info@ggsmining.com

The LOI contemplates the signing of a definitive purchase agreement within seventeen days after initial due diligence and initial exploration have been conducted on the property. Further information is available in our 8k filing on this project.

About Gold and Gemstone Mining

Gold and Gemstone Mining is company focused on the acquisition, exploration and potential development of prospective gold and silver properties in North and South America. Our strategy is to build a pipeline of gold and silver projects to explore and develop, or enter into joint-ventures. We target projects in historic mining districts with what are believed to have potential for large-scale exploration or relative medium-term production.

Disclaimer

This release contains forward-looking statements that are based on beliefs of Gold and Gemstone Mining Inc, management reflects current expectations as contemplated under section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities and Exchange Act of 1934, as amended. When we use in this release, the words "estimate," "project," "believe," "anticipate," "intend," "expect," "plan," "predict," "may," "should," "will," "can," the negative of these words , or such other variations thereon, or comparable terminology, are all intended to identify forward looking statements. Such statements reflect the current views of Gold and Gemstone Mining with respect to future events based on currently available information and are subject to numerous assumptions, risks and uncertainties, including but not limited to, risks and uncertainties pertaining to development of mining properties, changes in economic conditions and other risks, uncertainties and factors, which may cause the actual results, performance, or achievement expressed or implied by such forward looking statements to differ materially from the forward looking statements. The information contained in this press release is historical in nature, has not been updated, and is current only to the date shown in this press release. This information may no longer be accurate and therefore you should not rely on the information contained in this press release. To the extent permitted by law, Gold and Gemstone Mining, Inc. and its employees, agents and consultants exclude all liability for any loss or damage arising from the use of, or reliance on, any such information, whether or not caused by any negligent act or omission. This press release incorporates by reference the Company's filings with the SEC including 10k, 10Q, 8K reports and other filings.